Exhibit 99.1

DIRECTV Announces First Quarter 2011 Results

DIRECTV Nearly Doubles Net Additions with 611,000 in the Quarter

  DIRECTV Latin America sets all-time records for gross and net additions with 765,000 and 427,000, respectively, in the quarter.
  DIRECTV U.S. increases net additions 84% to 184,000 in the quarter.

DIRECTV Revenues Grow 13% to $6.32 Billion

  Increase driven by strong subscriber growth coupled with higher ARPU of 11.7% at DIRECTV Latin America and 3.9% at DIRECTV U.S.

Operating Profit before Depreciation and Amortization Increases 12% to $1.77 Billion and Operating Profit Grows 21% to $1.16 Billion

  Growth driven by DIRECTV Latin America’s 57% increase in operating profit before depreciation and amortization to $384 million and a 74% increase in operating profit to $219 million.

DIRECTV Diluted Earnings per Share Increases 44% to $0.85

EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 5, 2011--DIRECTV (NASDAQ:DTV) today reported an increase in first quarter 2011 revenues of 13% to $6.32 billion, operating profit before depreciation and amortization1 (OPBDA) of 12% to $1.77 billion and operating profit of 21% to $1.16 billion compared to last year’s first quarter. DIRECTV reported that first quarter net income increased 21% to $674 million and diluted earnings per share grew 44% to $0.85 compared with the same period last year.

“Building on the momentum of one of our best years ever, DIRECTV delivered another strong quarter of operating and financial results,” said Mike White, president and CEO of DIRECTV. “Record-setting subscriber growth in Latin America and robust customer gains in the U.S. culminated in a nearly two-fold increase in consolidated net additions to 611,000. These industry leading subscriber gains combined with DIRECTV Latin America’s 11.7% ARPU growth and margin expansion of 320 basis points, drove double-digit growth in consolidated revenues and operating profit before depreciation and amortization to 13% and 12%, respectively. In addition, the strength and stability of our cash flow continues to create significant value for our shareholders, as the continuation of our share repurchase program along with net income growth of 21% lifted diluted earnings per share by 44% to $0.85 in the quarter.”

DIRECTV’S OPERATIONAL REVIEW

First Quarter Review

DIRECTV’s first quarter revenues of $6.32 billion increased 13% over the same period last year principally due to strong subscriber and ARPU growth at DIRECTV U.S. and DIRECTV Latin America (DTVLA). Operating profit before depreciation and amortization increased 12% to $1.77 billion and operating profit grew 21% to $1.16 billion primarily due to the gross profit associated with higher revenues partially offset by higher subscriber acquisition costs at DIRECTV U.S. and DTVLA mostly related to higher gross additions. Operating profit was also favorably impacted by lower depreciation and amortization expense at DIRECTV U.S.

DIRECTV Consolidated	Three Months
Dollars in Millions except Earnings	Ended March 31,
per Class A Common Share	2011	2010
Revenues	$6,319	$5,608
Operating Profit Before Depreciation and Amortization(1)	1,766	1,575
Operating Profit	1,155	956
Net Income Attributable to DIRECTV	674	558
Diluted Earnings Per Class A Common Share	0.85	0.59
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	243	196
Cash Paid for Property, Equipment and Satellites	401	277
Cash Flow Before Interest and Taxes(2)	899	1,074
Free Cash Flow(3)	665	1,031

Net income attributable to DIRECTV increased 21% to $674 million and diluted earnings per share improved 44% to $0.85 compared with the first quarter of last year primarily due to higher operating profit, share repurchases made over the last twelve months as well as a $25 million pre-tax gain resulting from the sale of a 5% interest in Game Show Network, recorded in “Other, net” on the Consolidated Statements of Operations. These increases were partially offset by higher interest expense principally resulting from an increase in long-term debt. Also impacting the comparison was a $67 million pre-tax gain in the first quarter of 2010 related to the final settlement of the equity collars assumed in the Liberty transaction and a lower effective tax rate in 2011 resulting from previously unrecognized foreign tax credits recorded in the quarter.

Cash flow before interest and taxes2 declined 16% to $899 million and free cash flow3 declined 35% to $665 million compared to the first quarter of 2010 as the higher OPBDA and a $43 million dividend payment from Sky Mexico were more than offset by higher uses of working capital due in part to increased inventory levels at DIRECTV U.S., as well as greater capital expenditures driven by the higher gross additions and increased demand for advanced set-top receivers. Free cash flow was also negatively impacted by the timing and amount of cash interest payments related to an increase in long-term debt, as well as higher cash tax payments.

Also during the quarter but not included in free cash flow, were cash paid for share repurchases of $1.41 billion and proceeds from the sale of a 5% interest in Game Show Network for $60 million. In addition, in March 2011, DIRECTV U.S. completed a $4.0 billion debt financing consisting of $1.5 billion in 3.50% Senior Notes due 2016, $1.5 billion in 5.0% Senior Notes due 2021 and $1.0 billion in 6.375% Senior Notes due 2041. DIRECTV also completed a tender offer in March 2011 for $341 million of 6.375% Senior Notes due 2015.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

First Quarter Review

	Three Months
DIRECTV U.S.	Ended March 31,
Dollars in Millions except ARPU	2011	2010
Revenue	$5,145	$4,772
Average Monthly Revenue per Subscriber (ARPU) ($)	88.79	85.47
Operating Profit Before Depreciation and Amortization(1)	1,363	1,306
Operating Profit	921	808
Cash Flow Before Interest and Taxes(2)	717	984
Free Cash Flow(3)	568	967
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	1,052	925
Average Monthly Subscriber Churn	1.50%	1.48%
Net Subscriber Additions	184	100
Cumulative Subscribers	19,407	18,660

In the quarter, DIRECTV U.S. revenues increased 8% to $5.15 billion primarily due to strong ARPU growth and the larger subscriber base. ARPU of $88.79 increased 3.9% due to price increases on programming packages and leased boxes, as well as higher advanced service fees. Net additions increased 84% to 184,000 principally due to higher gross additions partially offset by a slightly higher average monthly churn rate of 1.50%. DIRECTV U.S. ended the quarter with 19.41 million subscribers, an increase of 4% over the 18.66 million subscribers reported for the quarter ended March 31, 2010.

First quarter OPBDA increased 4% to $1.36 billion and operating profit increased 14% to $921 million primarily due to gross profit associated with higher revenue partially offset by higher subscriber acquisition costs related to the increase in gross subscriber additions and higher demand for advanced service equipment. Operating profit was also favorably impacted by the completion of amortization for subscriber-related intangible assets as well as lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

DIRECTV Latin America Segment

DIRECTV Latin America (DTVLA) owns approximately 93% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 3.31 million subscribers as of March 31, 2011 bringing the total subscribers in the region to 9.55 million.

First Quarter Review

DIRECTV Latin America gross additions increased 55% to an all-time record of 765,000 in the quarter largely due to increased demand from the middle market segment mainly in Brazil. The record gross additions and a decline in post-paid churn to 1.43% driven by lower churn in Brazil and Venezuela, resulted in record net additions of 427,000, nearly double last year’s first quarter results. Revenues for DTVLA increased 43% to $1.11 billion in the quarter principally due to strong subscriber growth and an 11.7% increase in ARPU. The increase in ARPU to $61.69 was mostly due to price increases and higher sales of HD and DVR services as favorable exchange rates in Brazil were mostly offset by unfavorable exchange rates in Argentina and Venezuela.

	Three Months
DIRECTV Latin America	Ended March 31,
Dollars in Millions except ARPU	2011	2010
Revenue	$1,114	$779
Average Monthly Revenue per Subscriber (ARPU) ($)	61.69	55.24
Operating Profit Before Depreciation and Amortization(1)	384	244
Operating Profit	219	126
Cash Flow Before Interest and Taxes(2)	156	66
Free Cash Flow(3)	76	44
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	765	493
Average Monthly Total Subscriber Churn	1.87%	1.93%
Average Monthly Post-paid Subscriber Churn	1.43%	1.57%
Net Subscriber Additions	427	221
Cumulative Subscribers	6,235	4,809

DIRECTV Latin America’s first quarter 2011 OPBDA increased 57% to $384 million and operating profit increased 74% to $219 million, primarily due to the gross profit associated with higher revenue partially offset by higher subscriber acquisition costs associated with the record gross additions. Also impacting operating profit were higher depreciation expenses mostly due to the increase in set-top boxes deployed related to the higher gross subscriber additions attained over the last year.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s first quarter 2011 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today, May 5, 2011. Access to the earnings call is also available in the United States by dialing (888) 395-3241 and internationally by dialing (719) 457-2653. The conference ID number is 6031869. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The Replay pass code is 6031869. The replay will be available from 3:30 p.m. PT, Thursday, May 5 through 9:59 p.m. PT, Thursday, May 12 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of DIRECTV and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2010 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government and regulatory action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; reliance on key executives and the loss thereof; indemnification obligations; ability to achieve cost reductions; increasing subscriber acquisition costs and subscriber churn; ability of third parties to timely perform material contracts; an NFL labor dispute; ability to renew programming contracts under favorable terms; technological risk; potential intellectual property infringement; limitations on access to distribution channels; natural disasters; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; significant debt; and our ability to access capital to maintain our financial flexibility. These factors are also described in Item 1A of DIRECTV’s Form 10-K, quarterly reports filed on Form 10-Q and other SEC filings. We urge you to consider these factors carefully in evaluating the forward-looking statements.

DIRECTV (NASDAQ:DTV) is one of the world’s leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 19.4 million customers in the United States and nearly 10 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues	$6,319	$5,608

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,593	2,314
Subscriber service expenses	449	395
Broadcast operations expenses	94	88
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	796	672
Upgrade and retention costs	281	260
General and administrative expenses	340	304
Depreciation and amortization expense	611	619
Total operating costs and expenses	5,164	4,652

Operating profit	1,155	956

Interest income	7	11
Interest expense	(172)	(115)
Liberty transaction and related gains	-	67
Other, net	42	6

Income before income taxes	1,032	925

Income tax expense	(349)	(350)

Net income	683	575

Less: Net income attributable to noncontrolling interest	(9)	(17)
Net income attributable to DIRECTV	$674	$558

Basic earnings attributable to DIRECTV Class A stockholders per common share	$0.85	$0.60

Diluted earnings attributable to DIRECTV Class A stockholders per common share	0.85	0.59

Basic and diluted earnings attributable to DIRECTV Class B stockholders per common share	-	0.60

Weighted average number of Class A common shares outstanding (in millions)
Basic	793	909
Diluted	797	916

Weighted average number of Class B common shares outstanding (in millions)
Basic	-	22
Diluted	-	22

Weighted average number of total common shares outstanding (in millions)
Basic	793	931
Diluted	797	938

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$4,295	$1,502
Accounts receivable, net of allowances of $78 and $76	1,916	2,001
Inventories	312	247
Deferred income taxes	54	53
Prepaid expenses and other	361	450

Total current assets	6,938	4,253
Satellites, net	2,196	2,235
Property and equipment, net	4,550	4,444
Goodwill	4,159	4,148
Intangible assets, net	1,041	1,074
Investments and other assets	1,709	1,755

Total assets	$20,593	$17,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,644	$3,926
Unearned subscriber revenues and deferred credits	481	486
Current portion of long-term debt	-	38

Total current liabilities	4,125	4,450
Long-term debt	14,121	10,472
Deferred income taxes	1,719	1,670
Other liabilities and deferred credits	1,306	1,287
Commitments and contingencies
Redeemable noncontrolling interest	224	224
Stockholders' deficit	(902)	(194)

Total liabilities and stockholders' deficit	$20,593	$17,909

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash Flows From Operating Activities
Net income	$683	$575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	611	619
Amortization of deferred revenues and deferred credits	(8)	(8)
Share-based compensation expense	22	20
Equity in earnings from unconsolidated affiliates	(25)	(21)
Net foreign currency transaction (gain) loss	(8)	8
Dividends received	45	47
Gain from sale of investments	(26)	(3)
Liberty transaction and related gains	-	(67)
Deferred income taxes	91	62
Other	14	19
Change in other operating assets and liabilities:
Accounts receivable	87	83
Inventories	(65)	(10)
Prepaid expenses and other	53	67
Accounts payable and accrued liabilities	(142)	164
Unearned subscriber revenue and deferred credits	(5)	(33)
Other, net	(18)	(18)
Net cash provided by operating activities	1,309	1,504
Cash Flows From Investing Activities
Cash paid for property and equipment	(613)	(465)
Cash paid for satellites	(31)	(8)
Proceeds from sale of investments	61	3
Other, net	39	(26)
Net cash used in investing activities	(544)	(496)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	2,996
Debt issuance costs	(28)	(14)
Repayment of long-term debt	(341)	(1,013)
Repayment of short-term borrowings	(39)	-
Repayment of collar loan and equity collars	-	(1,537)
Repayment of other long-term obligations	(120)	(30)
Common shares repurchased and retired	(1,405)	(466)
Taxes paid in lieu of shares issued for share-based compensation	(53)	(70)
Excess tax benefit from share-based compensation	24	9
Net cash provided by (used in) financing activities	2,028	(125)
Net increase in cash and cash equivalents	2,793	883
Cash and cash equivalents at beginning of the period	1,502	2,605
Cash and cash equivalents at the end of the period	$4,295	$3,488

Supplemental Cash Flow Information
Cash paid for interest	$164	$36
Cash paid for income taxes	77	18

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
DIRECTV U.S.
Revenues	$5,145	$4,772
Operating profit before depreciation and amortization(1)	1,363	1,306
Operating profit before depreciation and amortization margin(1)	26.5%	27.4%
Operating profit	$921	$808
Operating profit margin	17.9%	16.9%
Depreciation and amortization	$442	$498
Capital expenditures	376	313

DIRECTV LATIN AMERICA
Revenues	$1,114	$779
Operating profit before depreciation and amortization(1)	384	244
Operating profit before depreciation and amortization margin(1)	34.5%	31.3%
Operating profit	$219	$126
Operating profit margin	19.7%	16.2%
Depreciation and amortization	$165	$118
Capital expenditures	266	159

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$60	$57
Operating profit before depreciation and amortization(1)	19	25
Operating profit before depreciation and amortization margin(1)	31.7%	43.9%
Operating profit	15	22
Operating profit margin	25.0%	38.6%
Depreciation and amortization	4	3
Capital expenditures	2	1

TOTAL
Revenues	$6,319	$5,608
Operating profit before depreciation and amortization(1)	1,766	1,575
Operating profit before depreciation and amortization margin(1)	27.9%	28.1%
Operating profit	$1,155	$956
Operating profit margin	18.3%	17.0%
Depreciation and amortization	$611	$619
Capital expenditures	644	473

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues	$5,145	$4,772

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,200	2,014
Subscriber service expenses	351	323
Broadcast operations expenses	74	69
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	682	595
Upgrade and retention costs	259	250
General and administrative expenses	216	215
Depreciation and amortization expense	442	498
Total operating costs and expenses	4,224	3,964

Operating profit	921	808

Interest income	-	3
Interest expense	(156)	(97)
Other, net	(6)	(5)

Income before income taxes	759	709

Income tax expense	(288)	(276)

Net income	$471	$433

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$1,680	$687
Accounts receivable, net of allowances of $48 and $46	1,606	1,735
Inventories	293	227
Prepaid expenses and other	168	187

Total current assets	3,747	2,836
Satellites, net	1,759	1,794
Property and equipment, net	2,799	2,832
Goodwill	3,176	3,176
Intangible assets, net	480	495
Other assets	289	267

Total assets	$12,250	$11,400

LIABILITIES AND OWNER’S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$2,881	$2,977
Unearned subscriber revenues and deferred credits	360	378

Total current liabilities	3,241	3,355
Long-term debt	14,121	10,472
Deferred income taxes	976	906
Other liabilities and deferred credits	276	288
Commitments and contingencies
Owner’s deficit	(6,364)	(3,621)

Total liabilities and owner’s deficit	$12,250	$11,400

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash Flows From Operating Activities
Net income	$471	$433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	442	498
Amortization of deferred revenues and deferred credits	(8)	(8)
Share-based compensation expense	18	16
Deferred income taxes	64	34
Other	(1)	10
Change in other operating assets and liabilities:
Accounts receivable	131	90
Inventories	(66)	(8)
Prepaid expenses and other	22	15
Accounts payable and accrued liabilities	(108)	238
Unearned subscriber revenue and deferred credits	(18)	(25)
Other, net	(3)	(13)
Net cash provided by operating activities	944	1,280
Cash Flows From Investing Activities
Cash paid for property and equipment	(102)	(109)
Cash paid for subscriber leased equipment - subscriber acquisitions	(174)	(115)
Cash paid for subscriber leased equipment - upgrade and retention	(69)	(81)
Cash paid for satellites	(31)	(8)
Net cash used in investing activities	(376)	(313)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	2,996
Debt issuance costs	(28)	(14)
Repayment of long-term debt	(341)	(1,013)
Repayment of other long-term obligations	(26)	(23)
Cash dividends to Parent	(3,250)	(3,500)
Cash contribution from Parent	60	-
Excess tax benefit from share-based compensation	20	8
Net cash provided by (used in) financing activities	425	(1,546)
Net increase (decrease) in cash and cash equivalents	993	(579)
Cash and cash equivalents at beginning of the period	687	1,716
Cash and cash equivalents at end of the period	$1,680	$1,137

Supplemental Cash Flow Information
Cash paid for interest	$148	$19
Cash paid for income taxes	1	1

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)
DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended
	March 31,
	2011	2010

Operating Profit Before Depreciation and Amortization	$1,766	$1,575
Subtract: Depreciation and amortization expense	611	619
Operating Profit	$1,155	$956
*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is expected to be filed with the SEC in May 2011.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to
Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2011	2010

Cash Flow Before Interest and Taxes	$899	$1,074
Adjustments:
Cash paid for interest	(164)	(36)
Interest income	7	11
Income taxes paid	(77)	(18)
Subtotal - Free Cash Flow	665	1,031
Add Cash Paid For:
Property and equipment	613	465
Satellites	31	8
Net Cash Provided by Operating Activities	$1,309	$1,504

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to
Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2011	2010

Cash Flow Before Interest and Taxes	$156	$66
Adjustments:
Cash paid for interest	(14)	(15)
Interest income	7	7
Income taxes paid	(73)	(14)
Subtotal - Free Cash Flow	76	44
Add Cash Paid For:
Property and equipment	266	159
Net Cash Provided by Operating Activities	$342	$203

(2) and (3) - See footnotes above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended
	March 31,
	2011	2010

Operating Profit	$921	$808
Adjustments:
Subscriber acquisition costs (expensed)	682	595
Depreciation and amortization expense	442	498
Cash paid for subscriber leased equipment - upgrade and retention	(69)	(81)
Pre-SAC margin*	$1,976	$1,820
Pre-SAC margin as a percentage of revenue*	38.4%	38.1%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to
Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2011	2010

Cash Flow Before Interest and Taxes	$717	$984
Adjustments:
Cash paid for interest	(148)	(19)
Interest income	0	3
Income taxes paid	(1)	(1)
Subtotal - Free Cash Flow	568	967
Add Cash Paid For:
Property and equipment	102	109
Subscriber leased equipment - subscriber acquisitions	174	115
Subscriber leased equipment - upgrade and retention	69	81
Satellites	31	8
Net Cash Provided by Operating Activities	$944	$1,280

(3) and (4) - See footnotes above

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to  “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures.  To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended
	March 31,
	2011	2010

Subscriber acquisition costs (expensed)	$682	$595
Cash paid for subscriber leased equipment - subscriber acquisitions	174	115
Total acquisition costs	$856	$710
Gross subscriber additions (000's)	1,052	925
Average subscriber acquisition costs-per subscriber (SAC)	$814	$768

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808